SHUTTS & BOWEN LLP
1500 Miami Center
201 South Biscayne Boulevard
Miami, Florida 33131
August 9, 2013
INTL FCStone Inc.
708 Third Avenue, Suite 1500
New York, NY 10017

Re:    Registration Statement on Form S-3 (No. 333-186704)
Ladies and Gentlemen:
We have acted as counsel for INTL FCStone Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (Registration No. 333-186704) (the “Registration Statement”), including the prospectus constituting a part thereof, dated July 11, 2013, and the prospectus supplement, dated July 15, 2013 (collectively, the “Prospectus”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale by the Company of an additional $5,500,000 in aggregate principal amount of the Company's 8.5% Senior Notes due 2020 (the “Additional Senior Notes”) in the manner set forth in the Registration Statement and the Prospectus. The Additional Senior Notes have been issued under the Indenture, dated as of July 22, 2013 (the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee (the “Trustee”), as supplemented by Supplemental No.1 dated July 22, 2013 between the Company and the Trustee, establishing the terms and providing for the issuance of the Additional Senior Notes (the “Supplemental Indenture”).
As counsel to the Company in connection with the issuance and sale of the Additional Senior Notes, we have examined: (i) the Registration Statement, including the Prospectus and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Indenture and the Supplemental Indenture; (iii) the Additional Senior Notes; and (iv) such other proceedings, documents and records as we have deemed necessary to enable us to render the opinions set forth below.
In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.
Based upon and subject to the foregoing and the other matters set forth herein, assuming that (i) each of the Indenture and the Supplemental Indenture has been duly authorized, executed and delivered by, and represents the valid and binding obligations of, the Trustee and (ii) the Additional Senior Notes have been duly authenticated by the Trustee, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Additional Senior Notes, when delivered by the Company in the manner and for the consideration contemplated by the Registration Statement and the Prospectus, will be legally issued and valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

We express no opinion as to any provision of any instrument, agreement or other document (i) regarding severability of the provisions thereof; (ii) providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that every right and remedy shall be cumulative and in addition to every other right and remedy, or that any delay or omission to exercise any right or remedy shall not impair any right or remedy or constitute a waiver thereof; or (iii) regarding consents to, or restrictions upon, governing law, jurisdiction or venue.
As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinions expressed herein are limited to the laws of the State of Delaware and the laws of the New York, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Shutts & Bowen LLP under the caption “Legal Matters” in the Prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

Shutts & Bowen LLP